SCHEDULE 14C
                                 (RULE 14C-101)

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934

            Check the appropriate box:

                [ ]  Preliminary Information Statement
                [X]  Definitive Information Statement
                [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))



                                 Alphatrade.com
                                 --------------
                (Name of Registrant As Specified In Its Charter)

            Payment of Filing Fee (Check the Appropriate Box):

                [X]  No fee required
                [ ]  Fee computed on table below per Exchange Act
                     Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

                [ ]  Fee paid previously with preliminary materials

                [ ] check box if any part of the fee is offset as provided by Exchange Act Rule

0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                 Alphatrade.com
                        Suite 116C - 930 West 1st Street
                       North Vancouver, BC, Canada V7P 3N4

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING VOTING STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This information statement has been mailed on or about June 22, 2007 to the stockholders of record on June 21, 2007 (the "Record Date") of Alphatrade.com a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the outstanding voting stock of the Company, dated as of May 25, 2007. The actions to be taken pursuant to the written consent shall be taken on or about July 13, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.


                                 By Order of the Board of Directors,

                                 /s/ Penny Perfect
                                 -----------------
                                 Chief Executive Officer, President and Chairman

                                 June 21, 2007
                                 Vancouver, BC

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING VOTING STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED May 25, 2007.

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to written consent by stockholders holding a majority of the outstanding voting stock of the Company, dated as of May 25, 2007, in lieu of a special meeting of the stockholders. Such action will be taken on or about July 13, 2007:

         1. Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company from 100,000,000 shares to 300,000,000 shares (the text of the Certificate of Amendment of the Company is attached hereto as Exhibit A).

                      OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which 38,954,025 shares were issued and outstanding as of the Record Date and 10,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock") of which 4,000,000 shares were issued and outstanding as of the Record Date, of which there were 2,000,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Each share of Series A Preferred Stock entitles its holder to convert one share of Series A preferred stock into 5 underlying shares of Common Stock at a conversion price of $0.05 per share; furthermore, each holder of Series A Preferred Stock is entitled to five (5) votes (which can be voted prior to conversion) for every share of Series A Preferred Stock held to vote on any matters brought before the shareholders of the Company. Shares of Series A Preferred Stock are assignable and vest immediately to the holder upon issuance and cannot be canceled.

Each share of Series B Preferred Stock entitles its holder to convert one share of Series B Preferred Stock into 10 underlying shares of Common Stock at the sole discretion of the preferred shareholder; furthermore, each holder of Series B Preferred Stock is entitled to five (5) votes (which can be voted prior to conversion) for every share of Series B Preferred Stock held to vote on any matters brought before the shareholders of the Company. In the event that an individual, entity or a controlled group of entities acquires 20% or more of the issued and outstanding common shares of the Company, the super-voting rights of the Series B Preferred Stock will be altered to entitle the holder of the Series B Preferred Stock to twenty (20) votes (which can be voted prior to conversion) for every share of Series B Preferred Stock held to vote on any matters brought before the shareholders of the Company.

Shares of Series B Preferred Stock are assignable and vest immediately to the holder upon issuance and cannot be canceled. In case of liquidation of the Company each share of Series B Preferred Stock has a priority to assets in the amount of $1.00 per unconverted share, or prorata to such lesser amount as available. In the event of a consolidation, merger or recapitalization of the common stock of the Company, there will be an adjustment made to the conversion ratio regarding the Series B Preferred Stock, such that upon conversion the holders of Series B Preferred Stock will have the right to convert the preferred shares into the same percentage of the Company's Common Stock as existed immediately before said consolidate, merger or recapitalization.

However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May 25, 2007 have voted in favor of the foregoing proposals by resolution dated May 25, 2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 13, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock and Preferred Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Revised Statutes of the State of Nevada.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 100,000,000 shares of Common Stock authorized with a par value of $0.001 per share, of which approximately 38,954,025 shares were issued and outstanding. Each holder of the Company's Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors.

In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record Date, the Company had 10,000,000 shares of Preferred Stock authorized with a par value of $0.001 par value per share, of which 4,000,000 shares were issued and outstanding, of which there were 2,000,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock issued and outstanding. The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock. The Company presently has no Preferred Stock designated or outstanding.

Each share of Series B Preferred Stock entitles its holder to convert one share of Series B Preferred Stock into 10 underlying shares of Common Stock at the sole discretion of the preferred shareholder; furthermore, each holder of Series B Preferred Stock is entitled to five (5) votes (which can be voted prior to conversion) for every share of Series B Preferred Stock held to vote on any matters brought before the shareholders of the Company. In the event that an individual, entity or a controlled group of entities acquires 20% or more of the issued and outstanding common shares of the Company, the super-voting rights of the Series B Preferred Stock will be altered to entitle the holder of the Series B Preferred Stock to twenty (20) votes (which can be voted prior to conversion) for every share of Series B Preferred Stock held to vote on any matters brought before the shareholders of the Company.

Shares of Series B Preferred Stock are assignable and vest immediately to the holder upon issuance and cannot be canceled. In case of liquidation of the Company each share of Series B Preferred Stock has a priority to assets in the amount of $1.00 per unconverted share, or prorata to such lesser amount as available. In the event of a consolidation, merger or recapitalization of the common stock of the Company, there will be an adjustment made to the conversion ratio regarding the Series B Preferred Stock, such that upon conversion the holders of Series B Preferred Stock will have the right to convert the preferred shares into the same percentage of the Company's Common Stock as existed immediately before said consolidate, merger or recapitalization.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of May 31, 2007, the number of and percent of the Company's common stock beneficially owned by all directors and nominees, naming them, our executive officers, our directors and executive officers as a group, without naming them, and persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                 Shares
                                              Beneficially
           Name of Beneficial Owner              Owned               Percent (2)

           Penny Perfect (1)                17,941,620 (3)(5)           36.65%
           Chief Executive Officer,
           President and Chairman
           c/o AlphaTrade.com
           Suite 116C - 930 W. 1st Street
           North Vancouver, Canada V7P 3N4

           Gordon Muir (1)                  17,716,320 (4)(6)           36.12%
           Chief Technology Officer and
           Director
           c/o AlphaTrade.com
           Suite 116C - 930 W. 1st Street
           North Vancouver, Canada V7P 3N4

           Katharine Johnston                     none
           Acting Chief Financial Officer,
           acting Secretary and Director
           c/o AlphaTrade.com
           Suite 116C - 930 W. 1st Street
           North Vancouver, Canada V7P 3N4

           Lisa McVeigh                           none
           Director
           c/o AlphaTrade.com
           Suite 116C - 930 W. 1st Street
           North Vancouver, Canada V7P 3N4

           All current directors and named    35,657,940                72.77%
           officers as a group (4 in all)


(1) Ms. Perfect and Mr. Muir are spouses. Accordingly, each spouse's holdings may also be deemed to be beneficially owned by the other.

(2) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of May 31, 2007, have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the Series beneficially owned by any other person. Percentages set forth in the table are based upon 38,954,025 shares issued and outstanding as of May 31, 2007.

(3) Includes direct and indirect ownership of common shares and includes 5,000,000 shares to be issued upon the conversion of Series A preferred shares.

(4) Includes direct and indirect ownership of common shares and includes 5,000,000 shares to be issued upon the conversion of Series A preferred shares.

(5) Includes 5,000,000 shares to be issued upon the conversion of shares of Series B Preferred Stock.

(6) Includes 5,000,000 shares to be issued upon the conversion of shares of Series B Preferred Stock.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

On May 25, 2007, stockholders holding a majority of the outstanding voting stock of the Company approved an amendment to the Company's Articles of Incorporation, to increase the number of authorized shares of common stock from 100,000,000 to 300,000,000. As of May 31, 2007, the Company had approximately 38,954,025 shares of Common Stock and 4,000,000 shares of Preferred Stock issued and outstanding. The Board of Directors believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

                       Increase In Authorized Common Stock

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of 38,954,025 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the

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

Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Except  for  the  following,   there  are  currently  no  plans,   arrangements,
commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

The Board of Directors is currently contemplating effecting a stock dividend, whereby each stockholder as of a certain record date will receive a certain number share of common stock for a certain amount of shares of common stock which they would own as of that certain record date (the "Dividend"). The Board of Directors is further considering limiting the Dividend such that the Corporation's Insiders, Directors, and Officers will not participate in the Dividend. As of the filing of this preliminary Information Statement on Schedule 14(c) no definitive board actions or resolution has been taken with respect to the Dividend and the Corporation cannot guarantee that the Dividend will be effected.

If the Board of Directors believes that issuances of common stock are in the best interests of the Company and the Board of Directors does authorize for such issuances of common stock, then due to the fact that the stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, said future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

                         DISSENTERS' RIGHTS OF APPRAISAL

There is no provision in the Nevada General Corporation law, or in our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the Proposals described in this Information Statement.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

AlphaTrade.Com, is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building, 233 Broadway New York, New York. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee.

Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                                 By Order of the Board of Directors,

                                 /s/ Penny Perfect
                                 -----------------
                                 Chief Executive Officer, President and Chairman

                                 June 21, 2007
                                 Vancouver, BC

                                  EXHIBIT INDEX

Exhibit A         Certificate of Amendment to the Articles of Incorporation of
                  Incorporation

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 ALPHATRADE.COM

         The undersigned, being the Chief Executive Officer and President of AlphaTrade.Com, a corporation existing under the laws of the State of Nevada (the "Corporation"), does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation (hereinafter referred to as the "Corporation") is AlphaTrade.Com.

         2. The articles of incorporation of the Corporation are hereby amended by replacing Article IV, section (a) in its entirety, with the following:

                  "IV: (a) The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred and Ten Million (310,000,000) shares consisting of: (i) Three Hundred million (300,000,000) shares of Common Stock, $0.001 par value per share (the "Common Stock"); and (ii) Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock") of which Two Million (2,000,000) shall be shares of Series A Preferred Stock and Two Million (2,000,000) shall be shares of Series B Preferred Stock with the following features:

                  Each shares of Series A Preferred Stock to convert into 5 underlying common shares at a conversion price of $0.05 per common share; each holder of shares of Series A Preferred Stock shall be entitled to five (5) votes (which can be voted prior to conversion) for every preferred share held to vote on any matters brought before the shareholders of the Corporation; shares Series A Preferred Stock are assignable. Shares Series A Preferred Stock vest immediately to the holder upon issuance and cannot be canceled;

                  Each share of Series B Preferred Stock entitles its holder to convert one share of Series B Preferred Stock into 10 underlying shares of Common Stock at the sole discretion of the preferred shareholder; furthermore, each holder of Series B Preferred Stock is entitled to five (5) votes (which can be voted prior to conversion) for every share of Series B Preferred Stock held to vote on any matters brought before the shareholders of the Corporation. In the event that an individual, entity or a controlled group of entities acquires 20% or more of the issued and outstanding common shares of the Corporation, the super-voting rights of the Series B Preferred Stock will be altered to entitle the holder of the Series B Preferred Stock to twenty (20) votes (which can be voted prior to conversion) for every share of Series B Preferred Stock held to vote on any matters brought before the shareholders of the Corporation.



                                  EXHIBIT A - 1

                  Shares of Series B Preferred Stock are assignable and vest immediately to the holder upon issuance and cannot be canceled. In case of liquidation of the Corporation each share of Series B Preferred Stock has a priority to assets in the amount of $1.00 per unconverted share, or prorata to such lesser amount as available. In the event of a consolidation, merger or recapitalization of the common stock of the Corporation, there will be an adjustment made to the conversion ratio regarding the Series B Preferred Stock, such that upon conversion the holders of Series B Preferred Stock will have the right to convert the preferred shares into the same percentage of the Corporation's Common Stock as existed immediately before said consolidate, merger or recapitalization.

                  (b) The authority to issue the Preferred Stock shall be vested in the board of directors. The board of directors, without shareholder action, may amend the Corporation's Articles of Incorporation pursuant to Section 78.195 and Section 78.1955 of the Nevada Revised Statutes to:

                           (i) create one or more series of Preferred Stock, fix
                  the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

                           (ii) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued series of Preferred Stock; or

                           (iii) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of Preferred Stock available for designation as part of the series.

                  The preferences, limitations, and relative rights of the Preferred Stock or any series of the Preferred Stock may include, but is not limited to, Preferred Stock that (a) has special, conditional or limited voting rights, or no right to vote; (b) is redeemable or convertible; (c) entitles the holders to distributions calculated in any manner, including dividends that may be cumulative, non-cumulative, or partially cumulative; (d) and Preferred Stock that has preference over the Common Stock with respect to distributions, including dividends and distributions upon the dissolution of the corporation. The above-described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit."

         3. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Section
78.207 of the Revised Statutes of the State of Nevada.

                                  EXHIBIT A - 2

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Penny Perfect, its Chief Executive Officer and President, this day of, 2007.

                        ALPHATRADE.COM



                        By: _______________________________
                            Penny Perfect, Chief Executive Officer and President












































                                  EXHIBIT A - 3